UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 22, 2015, EXOR S.p.A. (“EXOR”) posted the below press release issued by Sandell Asset Management Corp. to the website www.exor-partnerre.com:

Sandell Issues Open Letter to Chairman of PartnerRe

Calls on PartnerRe to Immediately and Publicly Acknowledge that Latest EXOR Offer from May 12 Would “Reasonably Be Likely” to Result in a Superior Proposal

Sandell Believes Board’s Behavior Raises Questions about Its Commitment to Fair Process

Sandell Will Not Hesitate to Exercise the Rights Available to Hold the Board Accountable to Shareholders

May 22, 2015 11:07 AM Eastern Daylight Time

NEW YORK--(BUSINESS WIRE)--Sandell Asset Management Corp. (“Sandell”), today issued the following public letter to Jean-Paul Montupet, Chairman of the Board of Directors of PartnerRe Ltd.:

22 May 2015

Mr. Jean-Paul Montupet
Chairman, Board of Directors
PartnerRe Ltd.
Wellesley House South
90 Pitts Bay Road
Pembroke HM08
Bermuda

cc: David Zwiener, Interim CEO
By Email and By Courier

Dear Mr. Montupet,

As you know, we previously wrote to you, on May 13, 2015, expressing our concern that, with respect to the EXOR offer, certain actions of the Board of PartnerRe Ltd. (the “Company”) did not appear to have been in the best interests of PartnerRe shareholders. Subsequent disclosures made by the Company have provided some assurances regarding our concerns, but the continued refusal to designate the EXOR offer as reasonably likely to result in a “Superior Proposal” raises significant questions about the Board’s commitment to a fair process.

As we stated in our letter, and in our subsequent conversation with Mr. Zweiner, in our view, there is ample evidence that the latest EXOR offer from May 12 “would reasonably be likely to result in a Superior Proposal” under the merger agreement with Axis. We believe that PartnerRe should immediately and publicly acknowledge this, and follow the process outlined in Section 5.8 of the merger agreement with Axis - a process which was specifically negotiated by PartnerRe. Based on our understanding of the Axis merger agreement, such a determination would not jeopardize the potential merger with Axis. Rather, the Board would be free to negotiate with EXOR before determining, in good faith, whether to change its recommendation, while simultaneously initiating a process that would permit Axis to improve its offer. We fail to understand how the Board’s decision to ignore the merger agreement’s fair and well-defined provisions that specifically contemplate the Company’s current scenario is consistent with the Board’s stated desire to maximize value for all shareholders.

While we understand the importance of maintaining a cordial relationship with Axis, we would once again like to remind the Board that its first and foremost duty is to the Company’s shareholders, its true owners. Consistent with our own duties to our investors, we will not hesitate to exercise the rights available to us to hold the Board accountable. We look forward to a constructive dialogue and can be reached at 212-603-5700 at your convenience.

Yours sincerely,

Thomas E. Sandell
Chief Executive Officer
Sandell Asset Management Corp.

About Sandell Asset Management Corp.

Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contacts

Sandell Asset Management Corp.
Adam Hoffman, 212-603-5814
or
Sloane & Company
Elliot Sloane, 212-446-1860
or
Dan Zacchei, 212-446-1882

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speak only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. EXOR has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the SEC in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Preliminary Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals. Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Preliminary Proxy Statement.